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                                                                       Exhibit 1
April 16, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Crown NorthCorp, Inc. dated April 15, 2002.

Yours truly,




/s/DELOITTE & TOUCHE LLP